[Letterhead  of  Blazzard,  Grodd  Hasenauer,  P.C.]



April  30,  1997



VIA  EDGAR
----------



Securities  and  Exchange  Commission
Division  of  Investment  Management
Office  of  Insurance  Products
450  Fifth  Street,  N.W.
Washington,  DC  20549

     Re:          Post-Effective  Amendment  No.  2  to  Form  N-1A
     WNL  Series  Trust
File  Nos.  33-87380  and  811-8912
-----------------------------------

Dear  Sir/Madam:

     We  have  reviewed  Post-Effective  Amendment  No.  2 for the above-named
Registrant.   After review of such Post-Effective Amendment, we have concluded that the changes made to the Prospectus and Statement of Additional Information are non-material.

     Therefore, we hereby represent that the amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Sincerely,

BLAZZARD,  GRODD  &  HASENAUER,  P.C.



By:  /s/    Raymond  A.  O'Hara  III
   ---------------------------------
     Raymond  A.  O'Hara  III